WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form SB-2 Registration Statement of Alpine Entertainment, Inc., our report as of December 31, 1997 and 1996, dated December 7, 1998 (except for Note 10B as to which the date is February 10, 1999) relating to the combined financial statements of Alpine Pictures International, Inc. and Affiliate which appear in such Form SB-2.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
February 12, 1999